  Exhibit 3.1

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
AMERICAN RESOURCES CORPORATION

Document Number P13000081579

The undersigned, being the Chief Executive Officer and Director of American Resources Corporation, a Florida corporation, hereby certifies that the following Amendments to the Corporation’s Articles of Incorporation have been adopted by the shareholders and the Board of Directors of the Corporation via unanimous written action without a meeting on January 28, 2020 with each director of the Corporation waiving notice of the meeting.

Article II of the Corporation’s Articles of Incorporation are hereby amended and replaced with the following:

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation shall be 12115 Visionary Way, Suite 174, Fishers, Indiana 46038, or any other office that is designated by the Chief Executive Officer of the Corporation.

Article IV of the Corporation’s Articles of Incorporation are hereby amended and replaced with the following:

ARTICLE IV
CAPITAL STOCK

The maximum number of shares of capital stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be Two Hundred Sixty Million (260,000,000), of which (i) Two Hundred Thirty Million (230,000,000) shares are designated as Class A Common Stock, par value $0.0001 per share; and (ii) Thirty Million (30,000,000) shares are authorized as “blank check” preferred stock, of which of the “blank check” preferred (a) One Hundred Thousand (100,000) preferred shares are designated as Series A Convertible Preferred Stock, and (b) Twenty Million (20,000,000) preferred shares are designated as Series C Convertible Preferred Stock. Each class of capital stock authorized by the Corporation shall have the following designations:

The Class A Common Stock shall be designated as follows:

1. Designation and Number of Shares. The Class A Common Stock shall be designated “Class A Common Stock”, par value $0.0001 per share, and the number of shares constituting the authorized Class A Common Stock shall be 230,000,000 shares. In the event of any combination or division of the issued and outstanding shares of Class A Common Stock, the number of authorized shares of such Class A Common Stock shall remain the same as specified in these Articles of Incorporation

2. Voting Rights. The holders of Class A Common Stock shall be entitled to one vote per share.

3. Dividends. Holders of Class A Common Stock shall be entitled to dividends as shall be declared by the Corporation's Board of Directors from time to time.

[end of Class A Common Stock]

The Series A Convertible Preferred Stock shall be designated as follows:

1. Designation and Number of Shares. The Series A Convertible Preferred Stock shall be designated “Series A Convertible Preferred Stock”, par value $0.0001 per share, and the number of authorized shares constituting the Series A Convertible Preferred Stock shall be 100,000 shares.

2. Voting Rights. The holders of Series A Convertible Preferred Stock shall be entitled to vote on an “as-converted” basis for any matters that require voting of the Class A Common Stock.

3. Cash Dividends. If the Corporation, at any time while the Series A Convertible Preferred Stock is outstanding, shall distribute or accrue to any or all holders of Class A Common Stock a cash dividend, then in each such case the Series A Convertible Preferred Stock shall receive its proportional distribution or accrual of the cash dividend as if the Series A Convertible Preferred Stock were converted to Class A Common Stock (plus any Class A Common Stock equivalents that may be entitled to receive a dividend) at the time of such distribution or accrual of cash dividend to the holders of the Class A Common Stock and/or Class A Common Stock equivalents.

4. Conversion to Class A Common Stock. At the option and discretion of the holder(s) of the Series A Convertible Preferred Stock, the sum of the 100,000 Series A Convertible Preferred Stock shall be initially convertible into Forty Percent (40.0%) of the outstanding amount of Class A Common Stock plus common stock equivalents that are existing at the time of the conversion (as adjusted as provided herein, the “Conversion Ratio”), at any time and from time to time. Should less than the full 100,000 Series A Convertible Preferred Stock be converted to Class A Common Stock, the Conversion Ratio will be proportionally reduced by the amount of Series A Convertible Preferred so converted. There is no additional consideration required to convert the Series A Convertible Preferred Stock to Class A Common Stock. There is no expiration date on the Series A Convertible Preferred Stock and the Series A Convertible Preferred Stock is convertible to Class A Common Stock on a cashless basis.

5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Series A Convertible Preferred Stock holder(s) shall be entitled to receive in preference to the holders of the Class A Common Stock a per Series A Convertible Preferred Stock share amount equal to $1.00 per share.

6. Pro Rata Distributions. If the Corporation, at any time while the Series A Convertible Preferred Stock is outstanding, shall distribute to any or all holders of Class A Common Stock any evidences of its indebtedness, or any of the Corporation’s assets whatsoever, or rights or warrants to subscribe for or purchase any security (each and collectively a “Distributed Asset”), then in each such case the Series A Convertible Preferred Stock shall receive its proportional distribution of the Distributed Asset as if the Series A Convertible Preferred Stock were converted to Class A Common Stock (plus any Class A Common Stock equivalents that may be entitled to receive a Distributed Assets) at the time of such distribution to the holders of the Class A Common Stock and/or Class A Common Stock equivalents.

7. Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A Convertible Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Class A Common Stock or any other equity or equity equivalent securities payable in shares of Class A Common Stock (which, for avoidance of doubt, shall not include any shares of Class A Common Stock issued by the Corporation pursuant to this Series A Convertible Preferred Stock), (B) subdivide outstanding shares of Class A Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Class A Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Class A Common Stock any shares of capital stock of the Corporation, then the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors. Any adjustment made shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

8. Capital Reorganization or Reclassification. If the Class A Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend), then in each such event, the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification, or other change by holder of the number of shares of Class A Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification, or other change.

 [end of Series A Preferred Stock designations]

The Series C Convertible Preferred Stock shall be designated as follows:

1. Designation and Number of Shares. The Series C Convertible Preferred Stock shall be designated “Series C Convertible Preferred Stock”, par value $0.0001 per share, and the number of authorized shares constituting the Series C Convertible Preferred Stock shall be 20,000,000 shares.

2. Voting Rights. The holders of Series C Convertible Preferred Stock shall not be entitled to vote.

3. Cash Dividends. If the Corporation, at any time while the Series C Convertible Preferred Stock is outstanding, shall distribute or accrue to any or all holders of Class A Common Stock a cash dividend, then in each such case the Series C Convertible Preferred Stock shall receive its proportional distribution or accrual of the cash dividend as if the Series C Convertible Preferred Stock were converted to Class A Common Stock (plus any Class A Common Stock equivalents that may be entitled to receive a dividend) at the time of such distribution or accrual of cash dividend to the holders of the Class A Common Stock and/or Class A Common Stock equivalents.

4. Conversion to Class A Common Stock. Each share of Series C Convertible Preferred Stock shall be initially be convertible into one share of Class A Common Stock of the Company (the “Conversion Ratio”).

5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Series C Convertible Preferred Stock holder(s) shall be entitled to receive in preference to the holders of the Class A Common Stock a per Series C Convertible Preferred Stock share amount equal to $1.00 per share of Series C Convertible Preferred Stock.

6. Pro Rata Distributions. If the Corporation, at any time while the Series C Convertible Preferred Stock is outstanding, shall distribute to any or all holders of Class A Common Stock any evidences of its indebtedness, or any of the Corporation’s assets whatsoever, or rights or warrants to subscribe for or purchase any security (each and collectively a “Distributed Asset”), then in each such case the Series C Convertible Preferred Stock shall receive its proportional distribution of the Distributed Asset as if the Series C Convertible Preferred Stock were converted to Class A Common Stock (plus any Class A Common Stock equivalents that may be entitled to receive a Distributed Assets) at the time of such distribution to the holders of the Class A Common Stock and/or Class A Common Stock equivalents.

7. Stock Dividends and Stock Splits. If the Corporation, at any time while the Series C Convertible Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Class A Common Stock or any other equity or equity equivalent securities payable in shares of Class A Common Stock (which, for avoidance of doubt, shall not include any shares of Class A Common Stock issued by the Corporation pursuant to this Series C Convertible Preferred Stock), (B) subdivide outstanding shares of Class A Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Class A Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Class A Common Stock any shares of capital stock of the Corporation, then the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors. Any adjustment made shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

8. Capital Reorganization or Reclassification. If the Class A Common Stock issuable upon the conversion of the Series C Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend), then in each such event, the holder of each share of Series C Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification, or other change by holder of the number of shares of Class A Common Stock into which such shares of Series C Convertible Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification, or other change.

[end of Series C Preferred Stock designations]

Article VI of the Corporation’s Articles of Incorporation are hereby amended and replaced with the following:

ARTICLE VI
REGISTERED AGENT AND REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the Registered Office of this Corporation in the State of Florida shall be:

Clifford J. Hunt, Esquire
Law Office of Clifford J. Hunt, P.A.
8200 Seminole Boulevard
Seminole, Florida 33772

or any other registered agent that is designated by the Chief Executive Officer of the Corporation.

The amendment was adopted by the shareholders and approved by the Board of Directors. The number of shareholder votes cast for the amendment was sufficient for approval.

In all other respects, the Articles of Incorporation shall remain as they were prior to this Amendment being adopted.

Date:  January 28, 2020

AMERICAN RESOURCES CORPORATION

By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer, Director

ACKNOWLEDGMENT

Having been named to accept service of process for the above-stated Corporation, at the place designated in these articles of incorporation, I hereby accept to act in this capacity, and agree to comply with the provisions of Section 607.0501 of the Florida Statutes relative to keeping open said office.

           /s/ Clifford J. Hunt
Clifford J. Hunt, Esquire

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